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                                          Suite 900    Telephone: (313) 396-3000
                                          600 Renaissance Center
[DELOITTE & TOUCHE LOGO]                  Detroit, Michigan 48243-1704

                                                                     EXHIBIT 15B

July 17, 1995

Chrysler Corporation
12000 Chrysler Drive
Highland Park, Michigan

     We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Chrysler Corporation and consolidated subsidiaries for the periods ended June 30, 1995 and 1994, as indicated in our report dated July 14, 1995. Because we did not perform an audit, we expressed no opinion on that information.

     We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, is incorporated by reference in the following Registration Statements:

          REGISTRATION
FORM     STATEMENT NO.                                 DESCRIPTION
- ----    ----------------                               -----------
S-8         33-5588         Chrysler Salaried Employees' Savings Plan
S-8         33-6117         Chrysler Corporation Stock Option Plan
S-3         33-13739        Chrysler Corporation Common Stock deliverable to Selling
                            stockholder named therein
S-3         33-15716        Chrysler Corporation Common Stock deliverable to Selling
                            stockholders named therein
S-8         33-15544        Chrysler Corporation Common Stock deliverable pursuant to the 1972
        (Post-Effective     and 1980 American Motors Corporation Stock Option Plans
        Amendment No. 1)
S-3         33-15849        Chrysler Corporation Debt Securities
S-3         33-22233        Chrysler Corporation Common Stock deliverable to Selling
                            stockholders named therein
S-3         33-39688        Chrysler Corporation Common Stock deliverable to Selling
                            stockholders named therein
S-8         33-47986        Chrysler Corporation 1991 Stock Compensation Plan
S-3         33-59294        Chrysler Corporation Common Stock deliverable to Selling
                            stockholders named therein
S-8         33-55817        Chrysler Corporation 1991 Stock Compensation Plan

     We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP

Detroit, Michigan